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                                                                   Exhibit 23.1


                                [Letterhead]


                      CONSENT OF INDEPENDENT AUDITORS


The Stockholders
Mobile P.E.T. Systems, Inc.


We consent to the reference to our firm under the heading "Experts" and to the use of our report dated September 17, 2000 (except for Note 14, as to which the date is September 21, 2000), in the Registration Statement (Form SB-2) and related Prospectus of Mobile P.E.T. Systems, Inc. dated October 20, 2000.


                                             /s/ Peterson & Co.
                                             PETERSON & CO.



San Diego, CA
October 20, 2000